EXHIBIT 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ELANDIA SOLUTIONS, INC .” , CHANGING ITS NAME FROM “ELANDIA SOLUTIONS, INC. ” TO “ELANDIA, INC. ”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JANUARY, A.D. 2006, AT 5:52 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3419322 8100 060088467	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 4487343 DATE: 01-30-06

State of Delaware Secretary of State Division of Corporations Delivered 05:56 PM 01/30/2006 FILED 05:52 PM 01/30/2006 SRV 060088467 - 3419322 FILE

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

eLANDIA SOLUTIONS, INC.

It is hereby certified that:

1.	The name of the corporation (hereinafter the “Corporation”) is eLandia Solutions, Inc.

2.	The Certificate of Incorporation of the Corporation is hereby amended by deleting Article First in its entirety and by substituting in lieu of said Article the following new Article:

ARTICLE FIRST

NAME

The name of the corporation (hereinafter called the “Corporation”) is “Elandia, Inc.”

3.	The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on January 30, 2006.

eLANDIA SOLUTIONS, INC.

By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ELANDIA SOLUTIONS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SEVENTH DAY OF JULY, A.D. 2001, AT 1:45 O’CLOCK P.M.

CERTIFICATE OF RESIGNATION OF REGISTERED AGENT WITHOUT APPOINTMENT, FILED THE NINTH DAY OF DECEMBER, A.D. 2004, AT 10:57 O’CLOCK A.M.

CERTIFICATE OF RENEWAL, FILED THE TWENTY-SIXTH DAY OF JANUARY, A.D. 2005, AT 7:44 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “CENTRA INDUSTRIES INC.” TO “ELANDIA SOLUTIONS, INC.”, FILED THE TWENTY-SIXTH DAY OF JANUARY, A.D. 2005, AT 7:50 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

3419322 8100H 050069435	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 3645368
DATE: 01-27-05

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:45 PM 07/27/2001 010366490 - 3419322

Certificate of Incorporation

of

Centra Industries Inc.

1. Name

The name of the corporation is Centra Industries Inc. (hereinafter, the “Corporation”).

2. Registered Office And Agent

The registered office of the Corporation shall be located at Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801. The registered agent of the Corporation at such address shall be The Corporation Trust Company.

3. Purpose And Powers

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). The Corporation shall have all power necessary or helpful to engage in such acts and activities.

4. Capital Stock

4.1 Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 50,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”).

4.2 Voting Power

Each share of Common Stock shall be entitled to one vote.

5. Board Of Directors

5.1. Number; Election

The initial number of directors shall be three; provided, that such number may be changed to such other number between one and ten by the Board of Directors in accordance with the Bylaws of the Corporation. Unless and except to the extent that the Bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.

5.2. Powers of the Board of Directors

The following provisions are hereby set forth for the purpose of providing a non-exhaustive list of the powers of the Corporation and of the Board of Directors and should not be construed as limiting the powers of the Corporation or the Board of Directors:

(1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into or exercisable for shares of its stock of any class or classes, whether now or hereafter authorized;

(2) The Board of Directors of the Corporation may classify or reclassify any unissued preferred stock by setting or changing in any one or more respects, from time to time before the issuance of such preferred stock, the designations, and the powers, preferences and rights, terms or conditions of redemption, voting powers, conversion or other rights and the qualifications, limitations or restrictions thereof, as permitted by § 151 of the Delaware General Corporation Law in respect of any class or classes of preferred stock of the Corporation whether now or hereafter authorized. Any of the designations or powers, preferences and rights, terms or conditions of redemption, voting powers, conversion or other rights and the qualifications, limitations or restrictions on any class or series of preferred stock may be made dependent upon facts ascertainable outside the certificate of incorporation, or outside the resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors; provided, that the manner in which such facts shall operate upon such designations or powers, preferences and rights, terms or conditions of redemption, voting powers, conversion or other rights and the qualifications, limitations or restrictions of such class or series of preferred stock is clearly and expressly set forth in the certificate of incorporation or in the resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors; and

(3) Subject to any voting or other rights of any class or series of preferred stock authorized by the Board of Directors, the Corporation reserves the right to amend its charter so that such amendment may alter the contract rights, as expressly set forth in this Certificate of Incorporation, of any outstanding stock, and any objecting stockholder whose rights may or shall be thereby substantially adversely affected shall not be entitled to demand and receive payment of the face value of his stock.

The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of the Certificate of Incorporation of the Corporation, or be construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the Delaware General Corporation Law now or hereafter in force.

5.3. Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of its fiduciary duty as a director, except: (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received an improper personal benefit.

6. Indemnification

6.1 Availability of Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may but need not be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise; and, provided, further that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

6.2 Non-exclusivity

The rights to indemnification and advance payment of expenses provided by Section 6.1 shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

6.3 Survival of Indemnification

The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 6.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

7. Amendment Of Bylaws

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation including but not limited to any bylaws adopted by the stockholders.

8. Negation of Preemptive Rights

No stockholder shall have any preemptive right to subscribe to any additional issue of stock or to any security convertible into stock solely by virtue of being a stockholder of the Corporation.

9. Waiver of Section 203

The Corporation hereby expressly elects not to be governed by Section 203 of the Delaware General Corporate Law.

10. Arrangements with Creditors

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case maybe, and also on the Corporation.

IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this 27 day of July, 2001.

By:	/s/ William A. Newman
William A. Newman
Incorporator

McGuireWoods 9 West 57th Street Suite 1620 New York, NY 10019-2602

RESIGNATION OF REGISTERED AGENT OF

CENTRA INDUSTRIES INC.

(A DELAWARE CORPORATION)

Pursuant to Section 136 of the General Corporation Law of Delaware, THE CORPORATION TRUST COMPANY hereby resigns as Registered Agent of CENTRA INDUSTRIES INC.

Written notice of resignation was given to the corporation on October 21, 2004, by mail or delivery, to the corporation at its last known address as shown on our records, said date being at least 30 days prior to the filing of this Certificate of Resignation.

DATED: November 24, 2004

THE CORPORATION TRUST COMPANY

BY:	/s/ KENNETH J. UVA
KENNETH J. UVA, VICE PRESIDENT

State of Delaware
Secretary of State
Reg Form - Dedomcorp - 05/23/02 System Online	Division of Corporations
Delivered 02:37 PM 12/09/2004
FILED 10:57 AM 12/09/2004 SRV 040888420 - 3419322 FILE

State of Delaware Secretary of State Division of Corporations Delivered 07:50 PM 01/26/2005 FILED 07:44 PM 01/26/2005 SRV 050066542 - 3419322 FILE

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is CENTRA INDUSTRIES INC.

2.	Its registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400 Street, City of Wilmington Zip Code 19808 County of New Castle the name of its registered agent is Corporation Service Company.

3.	The date the Certificate of Incorporation was filed in Delaware was July 27, 2001.

4.	The date when restoration, renewal, and revival of the charter of this company is to commence is the 8th day of January, 2005, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.	This corporation was duly organized and carried on the business authorized by its charter until the 9th day of January A.D. 2005, at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer

hereunto	set his/her hand to this certificate this 26th day of January A.D. 2005

By:	/s/ Sidney D. “Trip” Camper
Authorized Officer

Name:	Sidney D. “Trip” Camper
Print or Type

Title:	President

State of Delaware Secretary of State Division of Corporations Delivered 07:50 PM 01/26/2005 FILED 07:50 PM 01/26/2005 SRV 050066543 - 3419322 FILE

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

CENTRA INDUSTRIES, INC.

It is hereby certified that:

1.	The name of the corporation (hereinafter the “Corporation”) is Centra Industries, Inc.

2.	The Certificate of Incorporation of the Corporation is hereby amended by deleting Article First in its entirety and by substituting in lieu of said Article the following new Article:

ARTICLE FIRST

NAME

The name of the corporation (hereinafter called the “Corporation”) is “eLandia Solutions, Inc.”

3.	The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on January 10, 2005.

CENTRA INDUSTRIES, INC.

By:	/s/ Sidney D. “Trip” Camper
Sidney D. “Trip” Camper
President